Exhibit 99.5

, 2005

EXCHANGE AGENT AGREEMENT

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

Ladies and Gentlemen:

     STATS ChipPAC Ltd., a company incorporated under the laws of the Republic of Singapore (the “Company”) proposes to make an offer (the “Exchange Offer”) to exchange an aggregate principal amount at maturity of up to $215,000,000 of its 6 3/4% Senior Notes due 2011 issued on November 18, 2004 which have not been registered under the Securities Act (the “Old Securities”) for its 6 3/4% Senior Notes due 2011 registered under the Securities Act (the “New Securities”). The terms and conditions of the Exchange Offer as currently contemplated are set forth in a prospectus, dated                     , 2005 (the “Prospectus”), proposed to be distributed to all record holders of the Old Securities. The Old Securities and the New Securities are collectively referred to herein as the “Securities”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus.

     The Company hereby appoints U.S. Bank National Association to act as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer. References hereinafter to “you” shall refer to U.S. Bank National Association.

     A copy of each of the form of letter of transmittal (the “Letter of Transmittal”) and the form of the notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), to be used by the record holders of Old Securities in order to receive New Securities pursuant to the Exchange Offer are attached hereto as Exhibits A and B.

     The Exchange Offer is expected to be commenced by the Company on or about                     , 2005. The Letter of Transmittal accompanying the Prospectus (or in the case of book entry securities, the Automated Tender Offer Program (“ATOP”) of the Book-Entry Transfer Facility (as defined below)) is to be used by the record holders of the Old Securities to accept the Exchange Offer and contains instructions with respect to the delivery of certificates for Old Securities tendered in connection therewith.

     The Exchange Offer shall expire at 5:00 P.M., New York City time, on                     , 2005 or on such subsequent date or time to which the Company may extend the Exchange Offer (the “Expiration Date”). Subject to the terms and conditions set forth in the Prospectus, the Company expressly reserves the right to extend the Exchange Offer from time to time and may extend the Exchange Offer by giving oral (confirmed in writing) or written notice to you before 9:00 A.M., New York City time, on the business day following the previously scheduled Expiration Date. You agree to follow and act upon any further instructions in connection with the Exchange Offer, any of which may be given to you by the Company or such other persons as it may authorize, which are consistent with this agreement.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified in the Prospectus under the captions “The Exchange Offer — Expiration Dates, Extensions, and Amendments” and “The Exchange Offer — Termination.” The Company will give oral (confirmed in writing) or written notice of any amendment, termination or nonacceptance to you as promptly as practicable.

     In carrying out your duties as Exchange Agent, you are to act in accordance with the following instructions:

     1. You will perform such duties and only such duties as are described in the section of the Prospectus captioned “The Exchange Offer” or as specifically set forth herein; provided, however, that in no way will your general duty to act in good faith be discharged by the foregoing.

     2. You will establish a book entry account with respect to the Old Securities at The Depository Trust Company (the “Book-Entry Transfer Facility”) for purposes of the Exchange Offer within two business days after the date of the Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility’s systems may make book-entry delivery of the Old Securities by causing the Book-Entry Transfer Facility to transfer such Old Securities into your account in accordance with the Book-Entry Transfer Facility’s procedure for such transfer.

     3. You are to examine each of the Letters of Transmittal and certificates for Old Securities (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility) and any other documents delivered or mailed to you by or for holders of the Old Securities to ascertain whether: (i) the Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with instructions set forth therein, (ii) the Old Securities have otherwise been properly tendered and (iii) all other documents submitted to you are in proper form. In each case where the Letter of Transmittal or any other document has been improperly completed or executed or any of the certificates for Old Securities are not in proper form for transfer or some other irregularity in connection with the acceptance of the Exchange Offer exists, you will endeavor to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be reasonably necessary or advisable to cause such irregularity to be corrected. Determination of questions as to the proper completion or execution of the Letters of Transmittal, or as to the proper form for transfer of the Old Securities or as to any other irregularity in connection with the submission of Letters of Transmittal, Old Securities and other documents in connection with the Exchange Offer, shall be made by the officers or counsel for the Company at their written instruction or oral direction confirmed by facsimile. Any determination made by the Company on such questions shall be final and binding. You are not authorized to waive any irregularity in connection with a surrender of Old Securities except as provided in paragraph 4.

     4. With the approval of the President and Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company (such approval, if given orally, to be promptly confirmed in writing) or any other party designated by such an officer in writing, you are authorized to waive any irregularities in connection with any tender of Old Securities pursuant to the Exchange Offer.

     5. Tenders of Old Securities may be made only as set forth in the Letter of Transmittal and in the sections of the Prospectus captioned “The Exchange Offer — Procedure for Tendering” and “The Exchange Offer — Guaranteed Delivery Procedure,” and Old Securities shall be considered properly tendered to you only when tendered in accordance with the procedures set forth therein.

     Notwithstanding the provisions of this paragraph 5, Old Securities which the President and Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company shall approve as having been properly tendered shall be considered to be properly tendered (such approval, if given orally, shall be promptly confirmed in writing).

     6. You shall advise the Company with respect to any Old Securities received subsequent to the Expiration Date and accept its instructions with respect to disposition of such Old Securities.

     7. You shall accept tenders:

     (a) in cases where the Old Securities are registered in two or more names only if signed by all named holders;

     (b) in cases where the signing person (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of his or her authority so to act is submitted; and

     (c) from persons other than the registered holder of Old Securities provided that customary transfer requirements, including payment of any applicable transfer taxes, are fulfilled.

     You shall accept partial tenders of Old Securities where so indicated and as permitted in the Letter of Transmittal and deliver certificates for Old Securities to the transfer agent for split-up and return any untendered Old Securities to the holder (or such other person as may be designated in the Letter of Transmittal) as promptly as practicable after expiration or termination of the Exchange Offer.

     8. Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will notify you (such notice, if given orally, to be promptly confirmed in writing) of its acceptance, promptly after the Expiration Date, of all Old Securities properly tendered and you, on behalf of the Company, will exchange such Old Securities for New Securities and cause such Old Securities to be cancelled. Delivery of New Securities will be made on behalf of the Company by you at the rate of $1,000 principal amount of

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New Securities for each $1,000 principal amount of the corresponding series of Old Securities tendered promptly after notice of acceptance of said Old Securities by the Company; provided, however, that in all cases, Old Securities tendered pursuant to the Exchange Offer will be exchanged only after timely receipt by you of certificates for such Old Securities (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other required documents. You shall issue New Securities only in denominations of $1,000 or any integral multiple thereof.

     9. Tenders pursuant to the Exchange Offer are irrevocable, except that, subject to the terms and upon the conditions set forth in the Prospectus and the Letter of Transmittal, Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

     10. The Company shall not be required to exchange any Old Securities tendered if any of the conditions set forth in the Exchange Offer are not met. Notice of any decision by the Company not to exchange any Old Securities tendered shall be given (and confirmed in writing) by the Company to you.

     11. If, pursuant to the Exchange Offer, the Company does not accept for exchange all or part of the Old Securities tendered because of an invalid tender, the occurrence of certain other events set forth in the Prospectus under the caption “The Exchange Offer — Expiration Dates, Extensions, and Amendments” and “The Exchange Offer – Termination” or otherwise, you shall as soon as practicable after the expiration or termination of the Exchange Offer return those certificates for unaccepted Old Securities (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in your possession, to the persons who deposited them.

     12. All certificates for reissued Old Securities, unaccepted Old Securities or for New Securities shall be forwarded by first-class mail.

     13. You are not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other persons or to engage or utilize any person to solicit tenders.

     14. As Exchange Agent hereunder you:

          (a) shall not be liable for any act or omission to act unless the same constitutes your own gross negligence, willful misconduct or bad faith;

          (b) shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing by you and the Company;

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          (c) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any of the certificates or the Old Securities represented thereby deposited with you pursuant to the Exchange Offer, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer, except where failure to recognize such invalidity or lack of genuineness would constitute gross negligence;

          (d) shall not be obligated to take any legal action hereunder which might in your reasonable judgment involve any expense or liability, unless you shall have been furnished with reasonable indemnity satisfactory to you;

          (e) may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to you and reasonably believed by you to be genuine and to have been signed by or presented by the proper party or parties;

          (f) may act upon any tender, statement, request, document, agreement, certificate or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith believe to be genuine or to have been signed or presented by the proper person or persons;

          (g) may reasonably rely on and shall be protected in reasonably acting upon written or oral instructions from any authorized officer of the Company, such instructions having been given to you with respect to any matter specifically covered by this agreement and relating to your acting as Exchange Agent pursuant to the terms of this agreement;

          (h) may consult with counsel of your selection with respect to any questions relating to your duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you hereunder in good faith and in accordance with the advice or opinion of such counsel; and

          (i) shall not advise any person tendering Old Securities pursuant to the Exchange Offer as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any Old Securities.

     15. You shall take such action as may from time to time be requested by the Company or its counsel (and such other action as you may deem appropriate) to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guaranteed Delivery (as defined in the Prospectus) or such other forms as may be approved from time to time by the Company, to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Exchange Offer. The Company will furnish you with copies of such documents on your request. All other requests for information relating to the Exchange Offer shall be directed

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to the Company, Attention: Linda Nai, General Counsel, 10 Ang Mo Kio Street 65, #05-17/20 Techpoint, Singapore 569059, telephone number (+65) 6824 7629.

     16. You shall advise by facsimile transmission or telephone, and promptly thereafter confirm in writing to Linda Nai, General Counsel of the Company and such other person or persons as the Company may request, daily (and more frequently during the week immediately preceding the Expiration Date, if requested) up to and including the Expiration Date, as to the number of Old Securities which have been tendered pursuant to the Exchange Offer and the items received by you pursuant to this Agreement, separately reporting and giving cumulative totals as to items properly received and items improperly received. In addition, you will also inform, and cooperate in making available to, the Company or any such other person or persons upon oral request made from time to time prior to the Expiration Date of such other information as they may reasonably request. Such cooperation shall include, without limitation, the granting by you to the Company and such person as the Company may request of access to those persons on your staff who are responsible for receiving tenders, in order to ensure that immediately prior to the Expiration Date the Company shall have received information in sufficient detail to enable it to decide whether to extend the Exchange Offer. You shall prepare and deliver to the Company a final list of all persons whose tenders were accepted, the aggregate principal amount of Old Securities tendered and the aggregate principal amount of Old Securities accepted.

     17. Letters of Transmittal, book entry confirmations and Notices of Guaranteed Delivery shall be stamped by you as to the date and, after the expiration of the Exchange Offer, the time of receipt thereof and shall be preserved by you for a period of time at least equal to the period of time you preserve other records pertaining to the transfer of securities. You shall dispose of unused Letters of Transmittal and other surplus materials by returning them to the Company.

     18. You hereby expressly waive any lien, encumbrance or right of set-off whatsoever that you may have with respect to funds deposited with you for the payment of transfer taxes by reasons of amounts, if any, borrowed by the Company, or any of its subsidiaries or affiliates pursuant to any loan or credit agreement with you or for compensation owed to you hereunder.

     19. For services rendered as Exchange Agent hereunder, you shall be entitled to such compensation as set forth on Schedule I attached hereto.

     20. You hereby acknowledge receipt of the Prospectus and the Letter of Transmittal and further acknowledge that you have examined each of them. Any inconsistency between this Agreement, on the one hand, and the Prospectus and the Letter of Transmittal (as they may be amended from time to time), on the other hand, shall be resolved in favor of the latter two documents, except with respect to your duties, liabilities and indemnification as Exchange Agent, which shall be controlled by this Agreement.

     21. The Company covenants and agrees to indemnify and hold you harmless in your capacity as Exchange Agent hereunder against any loss, liability, cost or expense, including attorneys’ fees and expenses, arising out of or in connection with any act,

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omission, delay or refusal made by you in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document reasonably believed by you to be valid, genuine and sufficient and in accepting any tender or effecting any transfer of Old Securities reasonably believed by you in good faith to be authorized, and in delaying or refusing in good faith to accept any tenders or effect any transfer of Old Securities; provided, however, that the Company shall not be liable for indemnification or otherwise for any loss, liability, cost or expense to the extent arising out of your gross negligence or willful misconduct. In no case shall the Company be liable under this indemnity with respect to any claim against you unless the Company shall be notified by you, by letter or by facsimile confirmed by letter, of the written assertion of a claim against you or of any other action commenced against you, promptly after you shall have received any such written assertion or notice of commencement of action. The Company shall be entitled to participate at its own expense in the defense of any such claim or other action, and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim. It is understood that the Company shall not be liable under this paragraph for the fees and disbursements of more than one legal counsel to you. In the event that the Company assumes the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by you so long as the Company shall retain counsel satisfactory to you to defend such suit, and so long as you have not determined, in your reasonable judgment, that a conflict of interest exists between you and the Company. The provisions of this section shall survive the termination of this Agreement.

     Without the prior written consent of the Company, you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provisions of the Agreement (whether or not you, the Company or any of its directors, officers and controlling persons is an actual or potential party to such claim or proceeding), unless such settlement or consent includes and unconditional release of the Company and its directors, officers and controlling persons from all liability arising out of such claim, action or proceeding.

     22. You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Tax Identification Numbers, and shall file any appropriate reports with the Internal Revenue Service.

     23. You shall deliver or cause to be delivered, in a timely manner to each governmental authority to which any transfer taxes are payable in respect of the exchange of Old Securities, the Company’s check in the amount of all transfer taxes so payable; provided, however, that you shall reimburse the Company for amounts refunded to you in respect of your payment of any such transfer taxes, at such time as such refund is received by you.

     24. This Agreement and your appointment as Exchange Agent hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and shall

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inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

     25. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     26. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     27. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

     28. Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

     If to the Company:

STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
#05-17/20 Techpoint
Singapore 569059
Facsimile: (+65) 6720 7829
Attention: Linda Nai

     Copy to:

Shearman & Sterling LLP
12/ F Gloucester Tower
The Landmark
11 Pedder Street, Central
Hong Kong
Facsimile: (+852) 2978 8099
Attention: Matthew D. Bersani

     If to the Exchange Agent:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

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Facsimile: (+1) 651 495 8158
Telephone: (+1) 800934 6802

     29. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, Paragraphs 19, 21 and 23 shall survive the termination of this Agreement. Upon any termination of this Agreement, you shall promptly deliver to the Company any certificates for Securities, funds or property then held by you as Exchange Agent under this Agreement.

     30. This Agreement shall be binding and effective as of the date hereof.

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     Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

STATS CHIPPAC LTD.
By:
Name:
Title:

Accepted as of the date
first above written:

U.S. BANK NATIONAL ASSOCIATION, as Exchange Agent

By:
Name:
Title:

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SCHEDULE I

$215 Million Senior Notes due 2011

     Filing Fee for Registration Statement

     One-time for the filing of the Trustee’s T-1 Form

     Exchange Agent

     One-time fee to cover the exchange of the old unregistered securities for the new registered securities. This process will be handled via DTCC and require periodic interaction and updates from DTCC.

     Note: The parties to the transaction understand and agree that U.S. Bank National Association may receive certain revenue in the form of 12b-1 or shareholder servicing fees on certain mutual fund investments. Such fees are disclosed in the prospectus for any such fund. These fees are paid to U.S. Bank National Association directly from the mutual fund provider and are not fees paid by the parties to the transaction.

     Out-of-pocket expenses will be billed as incurred.

     All fees are due at the time of closing. All subsequent annual administration fees are due in conjunction with the anniversary date of the transaction.

Exhibit A
LETTER OF TRANSMITTAL
FOR
6 3/4% SENIOR NOTES DUE 2011
OF
STATS CHIPPAC LTD.
PURSUANT TO THE EXCHANGE OFFER IN RESPECT OF
ALL OF ITS OUTSTANDING 6 3/4% SENIOR NOTES DUE 2011
WHICH HAVE NOT REGISTERED UNDER THE SECURITIES ACT
FOR
6 3/4% SENIOR NOTES DUE 2011
REGISTERED UNDER THE SECURITIES ACT

PURSUANT TO THE PROSPECTUS DATED                     , 2005
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME,                         , 2005 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.
THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS: U.S. BANK NATIONAL ASSOCIATION

By Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance	By Overnight Courier and By Hand: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance
By Facsimile:
U.S. Bank National Association
(651) 495-8158
Attention: Specialized Finance
For Eligible Institutions Only
To Confirm by Telephone:
(800) 934-6802
      DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
      HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE NEW NOTES FOR THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.
      By execution hereof, the undersigned acknowledges receipt of the prospectus dated                     , 2005 (the “Prospectus”) of STATS ChipPAC Ltd., a company incorporated under the laws of the Republic of Singapore (the “Company”), which, together with this letter of transmittal and the instructions thereto (the “Letter of Transmittal”), constitute the Company’s offer (the “Exchange Offer”) to exchange $1,000 principal amount of its 6 3/4% Senior Notes due 2011 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 6 3/4% Senior Notes due 2011 (the “Old Notes”) which have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus.

      This Letter of Transmittal is to be used by Holders (as defined below) if: (i) certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders; (ii) tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under “The Exchange Offer — Procedure for Tendering” by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes (such participants, acting on behalf of Holders are referred to herein, together with such Holders, as “Acting Holders”); or (iii) tender of the Old Notes is to be made according to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedure,” and, in each case, instructions are being transmitted through the DTC Automated Tender Offer Program (“ATOP”). Delivery of documents to DTC does not constitute delivery to the Exchange Agent.
      The term “Holder” with respect to the Exchange Offer means any person: (i) in whose name Old Notes are registered on the books of the Registrar or any other person who has obtained a properly completed bond power from the registered Holder; or (ii) whose Old Notes are held of record by DTC and who desires to deliver such Old Notes by book-entry transfer at DTC.
      The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. HOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER AND TENDER THEIR OLD NOTES MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY.
      All capitalized terms used herein and not defined shall have the meaning ascribed to them in the Prospectus.
      The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Exchange Agent. See Instruction 8 herein.
      List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

DESCRIPTION OF OLD NOTES

	Certificate	Aggregate
Name(s) and Address(es) of Holder(s)	Number(s)*	Principal Amount
(Please fill in if blank)	(Attach signed list	Tendered (if less
	if necessary)	than all)**

Total Principal Amount of Old Notes Tendered

* Need not be completed by Holders tendering by book-entry transfer.
** Need not be completed by Holders who wish to tender with respect to all Old Notes listed. See Instruction 2.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY DTC TO THE EXCHANGE AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Account No.:

Transaction Code No.:

If Holders desire to tender Old Notes pursuant to the Exchange Offer and (i) certificates representing such Old Notes are not lost but are not immediately available, (ii) time will not permit this Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, such Holders may effect a tender of such Old Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedure.” DTC participants may also accept the Offer by submitting the notice of guaranteed delivery through ATOP.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Holder(s) of Old Notes:

Window Ticket No. (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:
 If Delivered by Book-Entry Transfer:

Name of Tendering Institution:

DTC Book-Entry Account No.:

Transaction Code No.:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:
 ☐ CHECK HERE IF TENDERED NOTES ARE ENCLOSED HEREWITH.

Ladies and Gentlemen:
      Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated above. Subject to and effective upon the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of the Company all right, title and interest in and to the Old Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as Trustee under the Indenture for the Old Notes and the New Notes) with respect to the tendered Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company, or transfer ownership of such Old Notes on the account books maintained by DTC together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Registrar and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.
      The undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company. The undersigned also acknowledges that this Exchange Offer is being made in reliance upon an interpretation by the staff of the Securities and Exchange Commission that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for sale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate in the distribution of the New Notes.
      The undersigned represents and warrants that:

(a) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not the person is the Holder,

(b) neither the undersigned nor any other recipient of the New Notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the Old Notes or New Notes,

(c) neither the undersigned nor any other recipient is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient represents and agrees that it may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

(d) if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with the Company or any “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act to distribute the New Notes,

(e) if the undersigned is a broker-dealer, the undersigned further represents and warrants that, if it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of New Notes received in the Exchange Offer, and

(f) the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.
By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby.
      For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given oral or written notice (such notice, if given orally to be confirmed in writing) thereof to the Exchange Agent. If any tendered Old Notes are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted Old Notes will be returned (except as noted below with respect to tenders through DTC), without expense, to the undersigned at the address shown below or at a different address as may be indicated under “Special Issuance Instructions” promptly after the Expiration Date.
      All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personnel, representatives, successors and assigns.
      The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer — Procedure for Tendering” in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.
      All questions as to form, validity, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding.
      Unless otherwise indicated under “Special Issuance Instructions,” please issue the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged, in the name(s) of the undersigned (or in either such event in the case of Old Notes tendered by DTC, by credit to the account at DTC). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please send the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and any certificates for Old Notes not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signatures, unless, in either event, tender is being made through DTC. In the event that both “Special Issuance Instructions” and “Special Delivery Instructions” are completed, please issue the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” and “Special Delivery Instructions” to transfer any Old Notes from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Old Notes so tendered.

TENDERING HOLDER SIGNATURE
(To Be Completed by All Tendering Holders of
Old Notes Regardless of Whether Old Notes Are Being Physically
Delivered Herewith)
(Please Complete Substitute Form W-9 Herein)

This Letter of Transmittal must be signed by the Holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 3 herein.

If the signature appearing below is not of the registered Holder(s) of the Old Note, then the registered Holder(s) must sign a valid proxy.
Please sign here

X		Date:

X		Date:

Signature(s) of Holder(s) or Authorized Signatory

Name(s):		Address:
	(Please Print)		(including Zip Code)

Capacity:		Area Code and Telephone No.:

Taxpayer Identification No.:
MEDALLION SIGNATURE GUARANTEE
(If Required — See Instruction 3 herein)

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date:

SPECIAL ISSUANCE INSTRUCTIONS
(See Instruction 1, 3, 4 and 5 herein)

To be completed ONLY if certificates for Old Notes in a principal amount not tendered are to be issued in the name of, or the New Notes issued pursuant to the Exchange Offer are to be issued to the order of, someone other than person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Old Notes” within this Letter of Transmittal, or if Old Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC.
Name:

(Please Print)
Address:

(Please Print)

(Zip Code)

(Taxpayer Identification Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 1, 3, 4 and 5 herein)
          To be completed ONLY if certificates for Old Notes in a principal amount not tendered or not accepted for purchase or the New Notes issued pursuant to the Exchange Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Old Notes” within this Letter of Transmittal.
Name:

(Please Print)
Address:

(Please Print)

(Zip Code)

(Taxpayer Identification Number)

INSTRUCTIONS
Forming Part of the Terms and Conditions
of the Exchange Offer
      1. Delivery of this Letter of Transmittal and Old Notes. The certificates for the tendered Old Notes (or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Old Notes delivered electronically), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of the tendered Old Notes, this Letter of Transmittal and all other required documents is at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.
      Holders who wish to tender their Old Notes and (i) whose certificates representing such Old Notes are not immediately available, (ii) who cannot deliver their certificates representing such Old Notes, this Letter of Transmittal or any other documents required hereby to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Old Notes and follow the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made by guaranteed delivery and guaranteeing that, within five business days after the Expiration Date, this Letter of Transmittal (or facsimile hereof) together with the certificate(s) representing the Old Notes (or a confirmation of electronic delivery of book-entry delivery into the Exchange Agent’s account at DTC) and any of the required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or facsimile hereof), as well as all other documents required by this Letter of Transmittal and the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry delivery into the Exchange Agent’s account at DTC), must be received by the Exchange Agent within five business days after the Expiration Date, all as provided in the Prospectus under the caption “Guaranteed Delivery Procedure”. Any Holder of Old Notes who wishes to tender his Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date.
      All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.
      2. Partial Tenders. Tenders of Old Notes will be accepted only in principal amounts equal to $1,000 and integral multiples thereof. If less than the entire principal amount of any Old Notes is tendered, the tendering Holder should fill in the principal amount tendered in the third column of the chart entitled “Description of Old Notes.” The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes is not tendered, Old Notes for the principal amount of Old Notes not tendered and a certificate or certificates representing New Notes issued in exchange for any Old Notes accepted will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal or unless tender is made through DTC, promptly after the Old Notes are accepted for exchange.
      3. Signatures on the Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever.
      If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of Old Notes tendered and the certificate(s) for New Notes issued in exchange therefor is to be issued (or any untendered principal amount of Old Notes is to be reissued) to the registered Holder, such Holder need not and should not endorse any tendered Old Note, nor provide a separate bond power. In any other case, such Holder must either properly endorse the Old Notes tendered or transmit a properly completed separate bond power with this Letter of Transmittal, with the signatures on the endorsement or bond power guaranteed by a recognized member of the Medallion Signature Guarantee Program.
      If this Letter of Transmittal (or facsimile hereof) is signed by a person other than the registered Holder(s) of any Old Notes listed, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder(s) appears on the Old Notes.
      If this Letter of Transmittal (or facsimile hereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.
      Endorsements on Old Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a recognized member of the Medallion Signature Guarantee Program.
      Signatures on this Letter of Transmittal (or facsimile hereof) must be guaranteed by a recognized member of the Medallion Signature Guarantee Program unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder (including any participant in DTC whose name appears on a security position listing as the owner of Old Notes) who has not completed the box set forth herein entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” or (ii) for the account of a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).
      4. Special Issuance and Delivery Instructions. Tendering Holders should indicate, in the applicable spaces, the name and address to which New Notes or substitute certificates representing Old Notes for principal amounts not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal (or in the case of tender of the Old Notes through DTC, if different from DTC). In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.
      5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.
      Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.
      6. Waiver of Conditions. The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of all Old Notes tendered.

      7. Mutilated, Lost, Stolen or Destroyed Old Notes. Any tendering Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated in this Letter of Transmittal for further instruction.
      8. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address specified in this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
      9. Withdrawal. Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “The Exchange Offer — Withdrawal of Tenders”.

The Exchange Agent for the Exchange Offer Is:
U.S. BANK NATIONAL ASSOCIATION

By Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance	By Overnight Courier and By Hand: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance
By Facsimile:
U.S. Bank National Association
(651) 495-8158
Attention: Specialized Finance
For Eligible Institutions Only
To Confirm by Telephone:
(800) 934-6802

Exhibit B
NOTICE OF GUARANTEED DELIVERY
FOR
6 3/4% SENIOR NOTES DUE 2011
OF
STATS CHIPPAC LTD.
       As set forth in the Prospectus dated                     , 2005 (the “Prospectus”) of STATS ChipPAC Ltd., a company incorporated under the laws of the Republic of Singapore (the “Company”) and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s exchange offer (the “Exchange Offer”) to exchange all of its outstanding 6 3/4% Senior Notes due 2011 (the “Old Notes”) if (i) certificates representing such Old Notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,                         , 2005 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.
       The Exchange Agent for the Exchange Offer is:
U.S. BANK NATIONAL ASSOCIATION]

By Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance	By Overnight Courier and By Hand: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance
By Facsimile:
U.S. Bank National Association
(651) 495-8158
Attention: Specialized Finance
For Eligible Institutions Only
To Confirm by Telephone:
(800) 934-6802
      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedure”.
      The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption “The Exchange Offer — Withdrawal of Tenders”.
      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE
Signature(s) of Registered Owner(s) or Authorized Signatory: Principal Amount of Old Notes Tendered: Certificate No(s). of Old Notes (if available): Date:	Name of Registered Holder(s): Address: Area Code and Telephone No.: If Old Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Depository Account No.

This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:
Please print name(s) and address(es):
Name(s):
Capacity:
Address(es):

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

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GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Authorized Signature
Address:	Name:

Title:

Area Code and Telephone No.:	Date:

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